Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated January 9, 2009, accompanying the fiscal 2008 consolidated financial statements and schedule included in the Annual Report of Irvine Sensors Corporation on Form 10-K for the fiscal year ended September 27, 2009. We hereby consent to the incorporation by reference of said report and to the use of our name as it appears under the caption “Experts” in this Registration Statement on Form S-3.
/s/ GRANT THORNTON LLP
Irvine, California
February 10, 2010